UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant          √

Filed by a Party other than the Registrant          ⁫

Check the appropriate box:

⁫	Preliminary proxy statement.

⁫	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

√	Definitive Proxy Statement.

⁫	Definitive Additional Materials.

⁫	Soliciting Material Pursuant to §240.14a-12.

FUTUREFUEL CORP.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

√	No fee required.

⁫	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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⁫	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

8235 Forsyth Blvd. - 4th Floor
Clayton, Missouri 63105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 30, 2009
and
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

May 29, 2009

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

Notice is hereby given that the annual meeting of shareholders of FutureFuel Corp. (the “Company”) will be held on Tuesday, June 30, 2009 at 8235 Forsyth, 4th Floor, Clayton, Missouri 63105 at 10:00 a.m. local time, for the following purposes:

(1)	to elect three directors: Paul A. Novelly, Paul G. Lorenzini and Richard L. Knowlton;

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2009; and

(3)	to transact such other business as may properly come before the meeting.

The record date for the determination of holders of the Company’s common stock entitled to notice of and to vote at the annual meeting of shareholders is May 22, 2009.  Only shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting or any adjournment thereof.  It is important that your shares be represented at this meeting to help ensure the presence of a quorum.

Warrant holders are not entitled to vote for or against any of the matters to be voted upon at this meeting of shareholders.

                                                                By Order of the Board of Directors,

                                                                 Douglas D. Hommert, Corporate Secretary

PLEASE SIGN AND RETURN THE APPLICABLE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT.  YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 30, 2009

This notice, the proxy statement attached to this notice and our annual report to shareholders for the year ended December 31, 2008 are available free of charge on the “Investor Relations” page of our website at
http://ir.futurefuelcorporation.com/sec.cfm.

8235 FORSYTH BLVD., 4TH FLOOR
CLAYTON, MISSOURI 63105

PROXY STATEMENT

This Proxy Statement contains information relating to the 2009 Annual Meeting of Shareholders of FutureFuel Corp. (the “Company”, “we”, “us” or “our”).  Through this mailing, our board of directors (the “Board”) is soliciting proxies for the Annual Meeting.  Our Annual Report for the year ended December 31, 2008 is also enclosed with this Proxy Statement, as are proxy cards.  These documents provide important information about our business, including audited financial statements, and are first being mailed to shareholders on or about May 29, 2009.

Date, Time and Place of the Annual Meeting.

The Annual Meeting will be held at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105 on Tuesday, the 30th day of June, 2009 at 10:00 a.m., local time, subject to adjournments or postponements.

We encourage you to vote your shares and warrants by proxy even if you plan to attend the Annual Meeting.  If you do attend the Annual Meeting, you will be asked to present valid photo identification, such as a driver’s license or passport.  If you hold your stock in an account at a brokerage firm or bank (in nominee name), you will need to bring a copy of an account statement reflecting such ownership on or after the May 22, 2009 record date for the meeting.

Proposals to be Voted Upon.

At the Annual Meeting, the following proposals (as described in greater detail below) will be voted upon by our shareholders:

•	The election of Paul A. Novelly, Paul G. Lorenzini and Richard L. Knowlton as Class C directors of the Company for a term expiring at the 2012 Annual Meeting of shareholders; and

•	The ratification of the appointment of RubinBrown LLP as our independent auditor for the year ending December 31, 2009.

Our Board recommends that you vote to approve these proposals.

Voting at the Annual Meeting.

Proxies and Voting.

Shares of our common stock represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the resolutions to: (i) elect Paul A. Novelly, Paul G. Lorenzini and Richard L. Knowlton as Class C directors of the Company; and (ii) approve the appointment of RubinBrown LLP as our independent auditor for 2009.  You can vote for approval of a particular resolution by marking the shareholder proxy card enclosed herewith with an “X” in the box under “FOR” for such resolution.  If you do not wish to vote “FOR” the election of Paul A. Novelly, Paul G. Lorenzini and/or Richard L. Knowlton, you can mark the shareholder proxy card with an “X” in the box under “WITHHOLD” for Item 1 on the card next to their respective names, and you can vote against approval of any of the other proposals by marking the shareholder proxy card with an “X” in the box under “AGAINST” for such proposal.  Abstentions (other than with respect to the election of directors) may be specified with respect to any of the resolutions by properly marking with an “X” in the box under “ABSTAIN” on the shareholder proxy card, and will be counted as present for the purpose of determining the existence of a shareholder quorum.

If you own shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you.  You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct how your shares are to be voted, and you should also vote your shares by completing, signing and returning the voting instruction form in the envelope provided.  Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.  If your shares are held by a brokerage firm, the brokerage firm may under certain circumstances vote your shares.  Such entities may have authority to vote their customers’ shares on certain routine matters, including the election of directors.  When a firm votes its customers’ shares on routine matters, those shares are also counted for the purpose of establishing a quorum to conduct business at the meeting.  A brokerage firm cannot vote its customers’ shares on non-routine matters without instructions from the customers.  Accordingly, those shares are not counted as votes against a non-routine matter, but rather are not counted at all for such a matter.

Record Date; Quorum.

Our Board has fixed the close of business on May 22, 2009 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the Annual Meeting.  Accordingly, only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of the Annual Meeting and to attend and vote at the Annual Meeting.  On the record date, 28,190,300 shares of our common stock were outstanding with approximately 417 record holders thereof.  Each share of our common stock issued and outstanding on the record date is entitled to one vote on any proposal at the Annual Meeting.

The presence, in person or by proxy, of shareholders owning shares of our common stock representing a majority of the votes entitled to be cast by shareholders at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting for which shareholders have the right to vote.  Shareholders who deliver valid proxies or vote in person at the Annual Meeting will be considered part of the respective quorums.  Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjourned meeting.  We will count abstentions as present and entitled to vote for purposes of determining the applicable quorum.

Classes of Voting Stock.

We only have one class of voting stock outstanding, and that is our common stock.  There currently are outstanding 28,190,300 shares of our common stock.  Each share of common stock is entitled to one vote on each proposal.  We also have outstanding 21,317,500 warrants entitling the holders thereof to acquire, in the aggregate, one share of our common stock.  Our warrants do not carry voting rights for purposes of this Annual Meeting.

Required Vote.

In accordance with Delaware law and our bylaws, our directors will be elected at the Annual Meeting by a plurality of the votes cast by shareholders.  “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting.  Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as attorneys-in-fact on the enclosed shareholder proxy card and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Revocability of Proxy.

Execution and return of a proxy card will not in any way affect a shareholder’s right to attend and to vote in person at the Annual Meeting.  Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by: (i) filing a notice of revocation with our corporate secretary, Douglas D. Hommert, at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105; (ii) executing and delivering a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person.  A notice of revocation need not be on any specific form.  Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Dissenters Rights of Appraisal.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

Persons Making the Solicitation.

The solicitation in this Proxy Statement is being made by us.  We will solicit proxies by mail or by telephone, and our directors, officers and employees also may solicit proxies, without additional compensation, on our behalf.  We will not be using any specially engaged employees or paid solicitors.  All expenses incurred in this solicitation will be paid by us.  Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

None of our directors has informed us in writing that he intends to oppose any action intended to be taken by us at the Annual Meeting.

Interest of Certain Persons in Matters to be Acted Upon.

None of our directors, executive officers, the nominees for director or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Board has nominated three persons for election to the Board at the Annual Meeting: Paul A. Novelly, Paul G. Lorenzini and Richard L. Knowlton, each as a Class C director.  Under our certificate of incorporation, our directors are divided into three classes, which serve for staggered three-year terms.  Mr. Novelly was originally elected as a Class C director on August 19, 2005, and both Paul G. Lorenzini and Richard L. Knowlton were originally elected as a Class C director on January 24, 2007.  Each of these nominees has agreed, if elected, to serve as a Class C member of the Board and, if elected at the Annual Meeting, will serve for a three-year term expiring in 2012.

The persons named as attorneys-in-fact in the accompanying shareholder proxy card are expected to vote to elect the nominees listed above as director, unless authority to so vote is withheld.  Although the Board expects that the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, it is intended that shares of our common stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying shareholder proxy card.  Holders of our common stock do not have cumulative voting rights in the election of directors.

The name of the nominees for election and the other continuing members of our Board, and certain other information with respect to such persons are set forth below.

Nominee For Election as a Class C Director
For the Three-Year Term Expiring in 2012

Name, Age and Positions with the Company	Director of the Company Since
Paul A. Novelly, 65. Mr. Novelly has been our chairman of the board since our incorporation in August 2005.	2005
Paul G. Lorenzini, 69. Mr. Lorenzini has been a member of our Board since January 2007. On April 21, 2008, he became our chief operating officer.	2007
Richard L. Knowlton, 76. Mr. Knowlton s been a member of our Board since January 2007	2007

Continuing Directors
Name, Age and Positions with the Company	Class	Term Expiring	Director of the Company Since
Lee E. Mikles, 53. Mr. Mikles has been our chief executive officer and a member of our Board since inception. In addition, he served as our principal financial officer before our acquisition of FutureFuel Chemical Company and thereafter through January 31, 2008.	B	2011	2005
Edwin A. Levy, 72. Mr. Levy has been a member of our Board since November 2005.	A	2010	2005
Thomas R. Evans, 54. Mr. Evans has been a member of our Board since May 2006.	B	2011	2006
Donald C. Bedell, 68. Mr. Bedell has been a member of our Board since March 17, 2008.	A	2010	2008

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

RubinBrown LLP was our independent auditors for the fiscal years ending December 31, 2007 and 2008.  On April 28, 2009, the audit committee of our Board took action to approve the retention of the accounting firm of RubinBrown LLP as the independent auditor for us for the fiscal year ending December 31, 2009.  The Board subsequently approved the actions of the audit committee but made the decision to seek shareholder ratification of the appointment of RubinBrown LLP as our independent auditor for the year ended December 31, 2009.  A representative from the firm is expected to be present at the Annual Meeting and will have an opportunity to respond to shareholder questions.

Fees to Auditors.

The following table shows the aggregate fees billed to us by RubinBrown LLP for professional services attributable to 2008 and 2007.

	2008	2007
Audit Fees	$307,000	$-
Audit-Related Fees	12,000	-
Tax Fees	15,100	2,500
All Other Fees	-	10,730
Total	$334,100	$13,230

Tax Fees.

During fiscal 2008 and 2007, we incurred fees of $15,100 and $2,500, respectively, for tax compliance, tax advice and tax planning services from RubinBrown LLP.

All Other Fees.

We incurred $10,730 in fees from RubinBrown LLP during fiscal 2007 related to the settlement of final working capital amounts stemming from our acquisition of Eastman SE, Inc.  We did not incur any other fees to RubinBrown LLP during 2008 except the audit fees and audit-related fees disclosed above.

Approval Policies and Procedures.

The audit committee of our Board engages the independent public accountants and defines the scope of their services on an annual basis.  Any proposed changes to the services established by the audit committee through the engagement process will be reviewed with the audit committee in advance of the services being rendered to ensure that the accounting firm’s independence is maintained.  All audit related services and other services for 2008 and 2007 were approved by the audit committee through the engagement process, and the audit committee has concluded that the services provided by RubinBrown LLP during 2008 and 2007 were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The audit committee’s charter provides for approval of audit and audit-related services.

Auditor Independence.

The audit committee is required to consider the independence of RubinBrown LLP when engaging the firm to perform audit-related and other services.  It was determined by the audit committee that audit-related and other services provided and the fees paid for those services for 2008 and 2007 were compatible with maintaining the independence of RubinBrown LLP.

Failure to Ratify the Selection of RubinBrown LLP.

If our shareholders do not ratify the appointment of RubinBrown LLP, our Board will consider the selection of other auditors.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF RUBINBROWN LLP

Ownership of Stock.

Security Ownership of Certain Beneficial Owners and Management.

As of the date of this Proxy Statement, 28,190,300 shares of our common stock were issued and outstanding and we had issued warrants to purchase 21,317,500 additional shares of our common stock.  The following table sets forth the number and percentage of shares and warrants owned by all persons known by us to be the beneficial owners of more than 5% of our shares of common stock and/or our warrants as of May 20, 2009.

	Common Stock		Warrants		Fully Diluted
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock	Amount of Beneficial Ownership	Percent of Warrants	Amount of Beneficial Ownership	Percent of Common Stock and Warrants(f)
Paul A. Novelly, 8235 Forsyth Blvd., 4th Floor, Clayton, MO 63105(a)	11,703,750	41.5%	6,168,850	28.9%	17,872,600	36.1%
Lee E. Mikles, 1486 E. Valley Road, Santa Barbara, CA 93108(b)	2,210,000	7.8%	12,500	0.1%	2,222,500	4.5%
SOF Investments, L.P., 645 5th Avenue, 21st Floor, New York, NY 10022(c)	1,800,000	6.4%	1,800,000	8.4%	3,600,000	7.3%
Fir Tree, LLC, Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman, 505 Fifth Avenue, 23rd Floor, New York, NY 10017(d)	-	0.0%	1,350,000	6.3%	1,350,000	2.7%
Burlingame Equity Investors, LP One Market Street, Spear Street Tower, Suite 3750, San Francisco, CA 94105(e)	486,600	1.7%	1,972,500	9.3%	2,459,100	5.0%
Osmium Special Situations Fund Ltd., Canon’s Court, 22 Victoria Street, Hamilton, Bermuda DO HM 11(g)	3,380,992	12.0%	1,154,895	5.4%	4,535,887	9.2%
David M. Knott, 484 Underhill Blvd., Suite 205, Syosset, NY 11791-3419(h)	2,204,380	7.8%	1,763,900	8.3%	3,968,280	8.0%

_________

(a)
Includes 10,978,750 shares of common stock and 6,168,850 warrants held by St. Albans Global Management, Limited Partnership, LLLP, 625,000 shares of common stock held by Apex Holding Co. and 100,000 shares of common stock held by Mr. Novelly.  Mr. Novelly is the chief executive officer of both of these entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)
Includes 2,110,000 shares of common stock held by Lee E. Mikles Revocable Trust dated March 26, 1996 and 100,000 shares of common stock held by Lee E. Mikles Gift Trust dated October 6, 1999.  Also includes 12,500 warrants held by the Alison L. Mikles Irrevocable Trust.  Miss Mikles is the minor child of Mr. Mikles and lives in Mr. Mikles household.  However, Mr. Mikles is not the trustee of such trust and disclaims beneficial ownership.

(c)
Based solely upon review of a Schedule 13G filed on February 14, 2008, we understand that SOF Investments, L.P. is the record and direct beneficial owner of the shares and warrants listed above, MSD Capital, L.P. is the general partner of SOF Investments, L.P. and may be deemed to indirectly beneficially own securities owned by SOF Investments, L.P., and MSD Capital Management LLC is the general partner of MSD Capital, L.P.  Except as set forth in this footnote, we have no knowledge as to the beneficial ownership of these entities.

(d)
Based solely upon information contained in a Form 3 filed with the SEC on March 7, 2008 and a Form 4 filed on July 17, 2008, Fir Tree, L.L.C. is the general partner of Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Value”), and Camellia Partners, LLC is the general partner of Fir Tree Capital Opportunity Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Capital Opportunity”).  Fir Tree, L.L.C. and Camellia Partners, LLC hold indirectly the warrants through the accounts of Fir Tree Capital Opportunity and Fir Tree Value; Jeffrey Tannenbaum, a principal of Fir Tree, L.L.C. and Camellia Partners, LLC, and Andrew Fredman, another principal of Camellia Partners, LLC, at the time of purchase, controlled the disposition of the warrants.  Except as set forth in this footnote, we have no knowledge as to the beneficial owners of these entities.

(e)
Based solely upon a Schedule 13G/A filed with the SEC on February 17, 2009.  Burlingame Equity Investors, LP beneficially owns 328,035 shares of common stock and 1,330,668 warrants.  Burlingame Equity Investors II, LP beneficially owns 40,606 shares of common stock and 164,410 warrants.  Burlingame Equity Investors (Offshore) Ltd. beneficially owns 117,959 shares of common stock and 477,422 warrants.  Burlingame Asset Management, LLC is the general partner of Burlingame Equity Investors, LP and Burlingame Equity Investors II, LP, and is the investment manager of Burlingame Equity Investors (Offshore) Ltd. and may be deemed to beneficially own the shares and warrants held by them.  Mr. Blair E. Sanford is the managing member of Burlingame Asset Management, LLC and may be deemed to beneficially own the shares and warrants held by it.  Except as set forth in this footnote, we have no knowledge as to the beneficial owners of these entities.

(f)	Assumes the exercise of all warrants issued and outstanding as of the date of this report.

(g)
Based solely on Schedule 13G, Form 3 and Form 4s filed with the SEC.  Mr. Chris Kuchanny, as chairman and chief executive officer of Osmium Special Situations Fund Ltd., may, by virtue of such position, be deemed to have beneficial ownership of such shares and warrants.  Mr. Kuchanny disclaims beneficial ownership other than the portion of such shares and warrants which relates to his individual economic interest in Osmium Special Situations Fund Ltd.  Except as set fort in this footnote, we have no knowledge as to the beneficial owners of Osmium Special Situations Fund Ltd.

(h)
Based solely on Schedule 13G, Form 3 and Form 4s filed with the SEC.  Knott Partners, L.P. beneficially owns 787,000 shares of common stock and 883,800 warrants.  Shoshone Partners, L.P. beneficially owns 233,430 shares of common stock and 355,300 warrants.  Mulsanne Partners, L.P. beneficially owns 341,800 shares of common stock.  Knott Partners Offshore Master Fund, L.P. beneficially owns 758,350 shares of common stock and 454,200 warrants.  83,800 shares of common stock and 70,600 warrants are held in accounts managed by Dorset Management Corporation.  David M. Knott is the managing member of Knott Partners Management, LLC, a general partner of Knott Partners, L.P. and the sole director of Dorset Management Corporation.  Knott Partners Management, LLC is: (i) the sole general partner of Shoshone Partners, L.P., Knott Partners Offshore Master Fund, L.P. and Mulsanne Partners, L.P.; and (ii) the managing general partner of Knott Partners, L.P.  As a result of Mr. Knott’s interests in Knott Partners Management, LLC and in Dorset Management Corporation, Mr. Knott has investment discretion and control of the securities described above.  Mr. Knott may be deemed to beneficially own an indirect pecuniary interest in the securities described above as a result of its performance-related fee.  Except with respect to Knott Partners, L.P., Knott Partners Offshore Master Fund, L.P. and Shoshone Partners, L.P., in which Mr. Knott owns a beneficial interest, Mr. Knott disclaims beneficial ownership therein except to the extent ultimately realized.  Each of Knott Partners, L.P., Knott Partners Offshore Master Fund, L.P., Shoshone Partners, L.P., Mulsanne Partners, L.P. and each of the managed accounts disclaims beneficial ownership of securities reported as owned by any other party.  Except as set forth in this footnote, we have no knowledge as to the beneficial owners of these entities.

The following table sets forth, as of May 20, 2009, certain information with respect to beneficial ownership of shares of our common stock and warrants by each of the members of our Board who will continue in office after the Annual Meeting, each of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) and all directors and named executive officers as a group.  Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them and none of such shares or warrants have been pledged as security.

	Common Stock		Warrants		Fully Diluted
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock	Amount of Beneficial Ownership	Percent of Warrants	Amount of Beneficial Ownership	Percent of Common Stock and Warrants(d)
Paul A. Novelly(a)	11,703,750	41.5%	6,168,850	28.9%	17,872,600	36.1%
Lee E. Mikles(b)	2,210,000	7.8%	12,500	0.0%	2,222,500	4.5%
Douglas D. Hommert(c)	260,000	0.9%	--	--	260,000	0.5%
Edwin A. Levy	260,000	0.9%	--	--	260,000	0.5%
Thomas R. Evans	30,000	0.1%	30,000	0.1%	60,000	0.1%
Richard L. Knowlton	160,000	0.6%	--	--	160,000	0.3%
Paul G. Lorenzini	250,000	0.9%	--	--	250,000	0.5%
Donald C. Bedell	10,000	0.0%	--	--	10,000	0.0%
David Baker	6,650	0.0%	--	--	6,650	0.0%
Gary Hess	10,100	0.0%	--	--	10,100	0.0%
Sam Dortch	100	0.0%	--	--	100	0.0%
Ben Ladd	20,100	0.1%	--	--	20,100	0.0%

All directors and executive officers	14,920,700	52.9%	6,211,350	29.1%	21,132,050	42.7%
__________

(a)
Includes 10,978,750 shares of common stock and 6,168,850 warrants held by St. Albans Global Management, Limited Partnership, LLLP, 625,000 shares of common stock held by Apex Holding Co. and 100,000 shares of common stock held by Mr. Novelly.  Mr. Novelly is the chief executive officer of both of these entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)
Includes 2,110,000 shares of common stock held by Lee E. Mikles Revocable Trust dated March 26, 1996 and 100,000 shares of common stock held by Lee E. Mikles Gift Trust dated October 6, 1999.  Also includes 12,500 warrants held by the Alison L. Mikles Irrevocable Trust.  Miss Mikles is the minor child of Mr. Mikles and lives in Mr. Mikles household.  However, Mr. Mikles is not the trustee of such trust and disclaims beneficial ownership.

(c)
Includes 260,000 shares of common stock held by the Douglas D. Hommert Revocable Trust, which is a trust established by Mr. Hommert for the benefit of his descendants, of which Mr. Hommert is the trustee.

(d)	Assumes the exercise of all warrants issued and outstanding as of the date of this report.

Section 16(a) Beneficial Ownership Reporting Compliance.

The following table sets forth transactions in 2008 for which our directors and executive officers were required to file with the SEC a Form 3 or Form 4, and whether or not such Form was filed timely with the SEC.

Director or Officer	Transaction	Form Required	Filed Timely
Paul A. Novelly	4-7-08 award of 100,000 options	Form 4
	4-15-08 purchase of 1,525,100 shares of our common stock by warrant exercise	Form 4	yes
	7-14-08 exercise of 100,000 options	Form 4	yes
	7-16-08 purchase of 862,000 shares of our common stock	Form 4	yes
	10-3-08 purchase of 500,000 shares of our common stock	Form 4	yes
	10-6-08 purchase of 500,000 shares of our common stock	Form 4	yes
	10-6-08 purchase of 185,400 shares of our common stock	Form 4	yes
	10-21-08 exercise of 625,000 warrants	Form 4
	12-8-08 award of 100,000 options	Form 4
Lee E. Mikles	4-7-08 award of 10,000 options	Form 4
	7-16-08 purchase of 100,000 shares of our common stock	Form 4	yes
	9-3-08 exercise of 10,000 options	Form 4
Paul G. Lorenzini	4-7-08 award of 100,000 options	Form 4
	7-16-08 purchase of 150,000 shares of our common stock	Form 4	yes
	10-3-08 exercise of 100,000 options	Form 4
Douglas D. Hommert	7-16-08 purchase of 10,000 shares of our common stock	Form 4	yes
Edwin A. Levy	4-7-08 award of 10,000 options	Form 4
	10-10-08 exercise of 10,000 options	Form 4
Thomas R. Evans	4-7-08 award of 10,000 options	Form 4
Richard L. Knowlton	4-7-08 award of options	Form 4
	7-16-08 purchase of 150,000 shares of our common stock	Form 4	yes
	10-20-08 exercise of 10,000 options	Form 4
Donald C. Bedell	4-7-08 award of 10,000 options	Form 4
	10-9-08 exercise of 10,000 options	Form 4
David Baker	4-7-08 award of 10,000 options	Form 4
	10-2-08 purchase of 3,600 shares of our common stock	Form 4
	10-2-08 purchase of 2,600 shares of our common stock	Form 4
	10-7-08 purchase of 350 shares of our common stock	Form 4
	12-3-08 award of 100 shares of our common stock	Form 4
Gary Hess	4-7-08 award of 10,000 options	Form 4
	10-22-08 exercise of 10,000 options	Form 4
	12-3-08 award of 100 shares of our common stock	Form 4
Sam Dortch	4-7-08 award of 10,000 options	Form 4
	12-3-08 award of 100 shares of our common stock	Form 4
Ben Ladd	4-7-08 award of 10,000 options	Form 4
	7-16-08 purchase of 10,000 shares of our common stock	Form 4	yes
	10-2-08 exercise of 10,000 options	Form 4
12-3-08 award of 100 shares of our common stock

To our knowledge, based upon the reports provided to us under Section 16(a) of the Exchange Act, no other filing required under such section was not timely filed.

Directors, Executive Officers and Certain Significant Employees.

Our directors are as follows.

Name	Age	Director Since	Term Expires
Paul A. Novelly, executive chairman of the board	65	2005	2009
Lee E. Mikles, chief executive officer and president	53	2005	2011
Paul G. Lorenzini, chief operating officer	69	2007	2009
Edwin A. Levy	72	2005	2010
Thomas R. Evans	54	2006	2011
Richard L. Knowlton	76	2007	2009
Donald C. Bedell	68	2008	2010

There is no arrangement or understanding between any of the above directors and any other person pursuant to which such person was or is to be selected as a director.

Our executive officers are as follows.

Name	Position	Age	Officer Since
Paul A. Novelly	Executive chairman of the board	65	2005
Lee E. Mikles	Chief executive officer and president	53	2005
Paul G. Lorenzini	Chief operating officer	69	2008
Douglas D. Hommert	Executive vice president, secretary and treasurer	53	2005

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

The following individuals are executive officers of our subsidiary, FutureFuel Chemical Company, who are expected to make significant contributions to our business.

Name	Position	Age	Officer Since
David Baker	Senior vice president - operations support	62	2006
Gary Hess	Senior vice president - commercial operations	58	2006
Benjamin Ladd	Chief financial officer and treasurer	32	2006
Samuel Dortch	Senior vice president - operations	60	2007

Business Experience.

The following is a description of the business experience and background of our directors, officers and significant employees identified above.

Paul A. Novelly has been our chairman of the board since inception.  For at least the past five years, Mr. Novelly has been chairman and chief executive officer of Apex Oil Company, Inc., a privately-held company based in St. Louis, Missouri engaged in the trading, storage, marketing and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system.  Mr. Novelly is president and a director of AIC Limited, a Bermuda-based oil trading company, chairman and a director of World Point Terminals Inc., a publicly-held Canadian company based in Calgary which owns and operates petroleum storage facilities in the Bahamas and United States, and chief executive officer of St. Albans Global Management, Limited Partnership, LLLP, which provides corporate management services.  He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots and rainwear and other consumer products, and within the past five years also served on the board of directors of Intrawest Corporation, a company in the destination resorts and adventure travel industry, and The Bear Stearns Companies, Inc., a broker-dealer and global securities and investment firm.

Lee E. Mikles has been our chief executive officer and a member of our board since inception.  In addition, he served as our principal financial officer before our acquisition of FutureFuel Chemical Company and thereafter through January 31, 2008.  Mr. Mikles was chairman of Mikles/Miller Management, Inc., a registered investment adviser and home to the Kodiak family of funds, between 1992 and 2005.  He was also chairman of Mikles/Miller Securities, LLC, a registered broker-dealer, between 1999 and 2005.  Additionally, Mr. Mikles has served on the board of directors of Official Payments Corporation, Coastcast Corporation, Nelnet, Inc., Imperial Bank and Imperial Bancorp.  He currently serves on the board of directors of Boss Holdings, Inc. and Pacific Capital Bankcorp. and is the chair of the audit committee for Boss Holdings, Inc.

Paul G. Lorenzini has been a member of our board since January 2007 and our chief operating officer since April 21, 2008.  In January 1970, Mr. Lorenzini co-founded Packaging Consultants, Inc., a distribution business supplying packaging materials to the food industry.  In 1983, Bunzl PLC, a supplier of supermarket and food service packaging, acquired Packaging Consultants, Inc.  Mr. Lorenzini continued to work for Bunzl PLC and in 1986 became president of Bunzl USA.  He subsequently became the chief executive officer of Bunzl USA and retired in July 2004 with the title of chairman emeritus.  Mr. Lorenzini served as a director of Bunzl PLC between 1999 and 2004.

Douglas D. Hommert has been our executive vice president, secretary and treasurer since inception. He was a member of our board from inception through January 14, 2008.  He became our principal financial officer on February 1, 2008.  Mr. Hommert has been executive vice president and general counsel of Apex Oil Company, Inc. since September 2002.  Between October 1988 and September 2002, he was a partner in the St. Louis law firm of Lewis, Rice & Fingersh, L.C.  With that firm, he practiced in the areas of business law, taxation, mergers and acquisitions, financing and partnerships.  He was licensed as a Certified Public Accountant in 1982.

Edwin A. Levy has been a member of our board since November 2005.  In 1979, Mr. Levy co-founded Levy, Harkins & Co., Inc., an investment advisory firm, where he now serves as chairman of the board and individual advisor.  Mr. Levy was a director of Traffix, Inc. between November 1995 and 2006, and served as a member of its audit committee and stock options committee.  He is a director of World Point Terminals Inc., a publicly-held Canadian company based in Calgary which owns and operates petroleum storage facilities in the Bahamas and United States, and in the past five years was a director of Forward Industries, Inc., a publicly-held company in the business of designing, manufacturing and distributing custom carrying case solutions.

Thomas R. Evans has been a member of our board since May 2006.  Since June 2004, he has served as president and chief executive officer of Bankrate, Inc., an Internet based aggregator of financial rate information.  Mr. Evans was elected to Bankrate, Inc.’s board of directors in May 2004.  From 1999 to 2002, Mr. Evans was chairman and chief executive officer of Official Payments Corporation, an Internet processor of payment to government entities.

Richard L. Knowlton has been a member of our board since January 2007.  Between 1956 and 1995, Mr. Knowlton worked for Hormel Foods Corporation, a multinational manufacturer and marketer of consumer-branded meat and food products.  He started as a merchandising manager and became the president and chief operating officer in 1979.  He became the chief executive officer and chairman of the board in 1981 and retired in 1995.  Mr. Knowlton currently serves as a director on The Hormel Foundation and the Horatio Alger Association and is a member of the Business Advisory Council for the University of Colorado Leeds School of Business, the Mayo Laboratory Services Advisory Board and the Eisenhower Medical Center Board.  Mr. Knowlton served as a director of NG America Insurance Holdings, Inc. between 2000 and 2005 and SUPERVALU INC. between 1994 and 2005.

Donald C. Bedell has been a member of our board since March 17, 2008.  Mr. Bedell is chairman of the board of privately held Castle Partners and its affiliates, based in Sikeston, Missouri, which operate over 35 skilled nursing and health care facilities throughout Missouri, Arkansas and Arizona.  Mr. Bedell is a director of several privately held commercial banks, including First Community Bank of Batesville, Arkansas and is a member of the executive committee of such bank and its holding company.  He is also a director of World Point Terminals Inc., serving as chairman of World Point’s Corporate Governance and Human Resources Committees.  FutureFuel Corp.’s chairman, Paul A. Novelly, is the chairman of the board of World Point Terminals Inc.

David Baker was the vice president - manufacturing operations of FutureFuel Chemical Company between October 31, 2006 and October 14, 2007 and has been senior vice president - operations support since October 15, 2007.  In 1967, he joined Eastman Chemical Company’s filter products division in Kingsport, Tennessee as a development engineer.  In 2001, Mr. Baker was named managing director of Eastman Chemical Company’s Peboc division, relocating to the United Kingdom.  The Peboc division manufactures specialty chemicals including active pharmaceutical ingredients.  In August 2005, Mr. Baker relocated to Kingsport as a business development manager in performance chemicals exclusive manufacturing.  Mr. Baker is a registered professional engineer and past president of the East Tennessee Society of Professional Engineers.

Gary Hess was the vice president - commercial operations of FutureFuel Chemical Company between October 31, 2006 and October 14, 2007 and has been senior vice president - sales and marketing since October 15, 2007.  Mr. Hess was the vice president for commercial operations for Bayer Corporation, where he had responsibility for sales, marketing, customer service, purchasing, research and development and quality control, prior to joining Eastman Chemical Company in December 2002 as the market development executive for agrochemicals.  During his tenure with Bayer Corporation, Mr. Hess resided two years in Germany where he directed the market development efforts in pharmaceutical intermediates and photographic chemicals.  In 2004, he was appointed to the position of global business leader for exclusive manufacturing with responsibility for sales, marketing and business development.

Benjamin Ladd became FutureFuel Chemical Company’s chief financial officer on October 31, 2006.  From October 2003 to October 2006, Mr. Ladd was a fund manager and financial consultant for St. Albans Global Management, Limited Partnership, LLLP.  In this position, he assisted with the management of capital in the equity and derivative markets worldwide and was responsible for all financial analysis and reporting related to the firm’s merchant banking and consulting activities.  From 1999 to 2003, Mr. Ladd served in various capacities for Green Manning & Bunch, Ltd., a middle-market investment banking firm in Denver, Colorado.

Samuel Dortch was the vice president - operations services of FutureFuel Chemical Company between July 30, 2007 and October 14, 2007 and has been senior vice president - operations since October 15, 2007.  In 1972, Mr. Dortch joined Eastman Chemical Company’s technical services division in Kingsport, Tennessee as a development chemical engineer.  He has served in numerous management positions in Kingsport, Batesville and at Eastman Kodak’s Kirby, England facility.  In 2004, Mr. Dortch became manager of research and development at the Batesville plant and director of research and development in December 2006.

Board of Directors.

Board Meetings and Committees; Annual Meeting Attendance.

Directors are expected to attend all meetings of the Board, the Annual Meeting of shareholders and assigned committee meetings.  The Board held 18 meetings during 2008 (15 of which were unanimous consents in lieu of meetings).  These meetings were attended by all of the directors.  The 2008 Annual Meeting of shareholders was held on June 24, 2008.  Three directors (Messrs. Novelly, Mikles, Lorenzini and Hommert) attended that Annual Meeting.

The Board has established the following committees: audit committee, remuneration committee and nominating committee.  The 2008 members of each of these committees, a summary of the responsibilities and authority of each of the committees and the number of meetings held by each committee in 2008, follow.

Name of Committee and Members during 2008	Functions of the Committee	Number of Meetings in 2008
Audit: Thomas R. Evans (chairman) Richard L. Knowlton Edwin A. Levy
-  Appoints, compensates and oversees the work of any public accounting firm employed by the
   Company;
-  Resolves any disagreements between management and the auditor regarding financial reporting;
-  Pre-approves all audit and non-audit services;
-  Retains independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation;
-  Seeks any information it requires from employees - all of whom are directed to cooperate with the
   Committee’s requests;
-  Meets with the Company’s officers, external auditors, or outside counsel, as necessary; and
-  Oversees that management has established and maintained processes to assure compliance by the
   Company with all applicable laws, regulations and corporate policies.
8 (all member attended each meeting except that Mr. Evans did not attend one of the meetings)
Remuneration: Donald C. Bedell (chairman) Richard L. Knowlton Edwin A. Levy
-  In consultation with the Company’s management, establishes the Company’s general policies relating to compensation of the Company’s officers and directors and the directors and executive officers of the Company’s subsidiaries, and oversees the development and implementation of such compensation programs;
-  Approves the annual and long-term performance goals for the Company’s incentive plans (including incentive plans for the Company’s subsidiaries);
-  Annually reviews and approves corporate goals and objectives relevant to the compensation of the
   Company’s executive officers and annually evaluates such officers’ performance in light of those goals and objectives and sets such officers’ compensation levels based on this evaluation;
-  As required under applicable securities laws and rules, reviews the Compensation Discussion and
   Analysis section (the “CD&A”) to be included in the Company’s annual proxy statement or other reports or filings with the SEC or other governmental authorities and stock exchanges, discusses the
   CD&A with the Company’s management and recommends to the Board that the CD&A be included in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A, information statement on Schedule 14C or any other filing with the SEC or other governmental authorities and stock exchanges;
-  Reviews and makes recommendations to the Board periodically with respect to the compensation of all non-employee directors, including any compensation under the Company’s equity-based plans; and
-  Evaluates the committee’s performance and the adequacy of its charter on an annual basis and recommends any proposed changes to the Board for approval.
8 (all members attended each meeting)
Nominating: Edwin A. Levy (chairman) Thomas R. Evans Donald C. Bedell
-  Assists the Board by identifying qualified candidates for director, and recommends to the Board the director nominees for the next annual meeting of shareholders;
-  Leads the Board in its annual review of Board performance;
-  Recommends to the Board director nominees for each Board committee;
-  Oversees the annual process of evaluation of the performance of the Company’s management; and
-  Develops and recommends to the Board corporate governance guidelines applicable to the Company.
none

Audit Committee.

We have a separately-designated standing audit committee and have adopted an audit committee charter.  A copy of this audit committee charter may be accessed at http://ir.futurefuelcorporation.com/governance.cfm on our internet website.  A copy may also be obtained free of charge from us by written request to our corporate secretary at our principal office set forth above.  The members of the audit committee in 2008 were: Thomas R. Evans (chairman), Edwin A. Levy and Richard L. Knowlton.  Paul G. Lorenzini was the chairman of the audit committee.  On April 21, 2008, Mr. Lorenzini became our chief operating officer and was replaced as chairman of the audit committee on April 25, 2008 by Thomas R. Evans.

The primary duties and responsibilities of the audit committee are to monitor: (i) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) our compliance with related legal and regulatory requirements; and (iii) the independence and performance of our external auditor.  The audit committee also selects our independent registered public accounting firm.  Management of the Company is responsible for designing and implementing the internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

Audit Committee Recommendation

In the performance of its oversight function, the audit committee has performed the duties required by its charter, and it has reviewed and discussed our consolidated financial statements for 2008 with management and the independent registered public accounting firm.  The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of PCAOB regarding the independent registered public accounting firm’s communications with our audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.  The audit committee also has received confirmations from management and has considered whether the provision of any nonaudit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm and the audit committee’s review of the representations of management and the report of the independent registered public accounting firm, the audit committee recommended to the Board to include the audited financial statements in our Form 10-K and Annual Report for the year ended December 31, 2008.

Thomas R. Evans, Edwin A. Levy and Richard L. Knowlton

Audit Committee Expert

Our Board has determined that each member of our audit committee is an audit committee financial expert.  During 2008, each such member of our audit committee was independent, as independence for audit committee members is defined in the listing standards applicable to us as described below.  On April 21, 2008, Mr. Lorenzini became our chief operating officer and ceased being independent.  On April 25, 2008, Mr. Thomas R. Evans replaced Mr. Lorenzini as the chairman of the audit committee.  Our Board has determined that Mr. Evans is an audit committee financial expert and is independent, as independence for audit committee members is defined in the listing standards applicable to us as described below.

Nominating Committee.

The nominating committee has a charter.  A copy of that charter may be found at our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  A copy may also be obtained free of charge by written request to our corporate secretary at our principal office set forth above.

Our Board has adopted Procedures for Shareholders Submitting Nominating Recommendations, which sets forth the procedure for a shareholder to submit a director nominee recommendation, the timelines for receiving such nominations and the information required on each director nominee.  The Board has also adopted a Policy on Shareholder Recommendation of Candidates for Election as Directors, which sets forth the evaluation process adopted by the Board.  Any shareholder desiring to submit a director nominee for consideration by the nominating committee of the Board for the 2010 Annual Meeting must do so in accordance with our bylaws and policies described below under “Shareholder Proposals for the Next Annual Meeting”.  Director nominations should be submitted in writing to our corporate secretary, acting as agent for the nominating committee, at FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.  A copy of such Procedures and Policy is available to any shareholder and may be obtained from our corporate secretary.

Once a director nominee has been recommended, whether by a shareholder or otherwise, the nominating committee reviews the background and qualifications of the nominee.  In selecting the slate of nominees to be recommended by the nominating committee to the Board, and in an effort to maintain a proper mix of directors that results in a highly effective governing body, the nominating committee also considers such factors as the occupational, geographic and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; community involvement of each nominee; and the independence status of each nominee in accordance with our corporate governance guidelines, SEC rules and other applicable laws and regulations.

The nominating committee reports its recommendations concerning each director nominee to the Board.  The Board then considers the nominating committee’s recommendations and selects those director nominees to be submitted to the shareholders for approval at the next Annual Meeting of shareholders.  The Board may, as a part of its consideration, request the nominating committee to provide it with such information pertaining to a director nominee as the Board deems appropriate to fully evaluate the qualifications of the nominee.

Remuneration Committee.

Our Board has established a remuneration committee.  The remuneration committee has a charter which may be found at our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  In addition, a copy will be provided free of charge by written request to our corporate secretary at our principal office set forth above.  Our processes and procedures for the consideration and determination of executive and director compensation are described in “Compensation of Directors and Executive Officers” below.

Director Independence.

Our Board has adopted corporate governance guidelines which incorporate certain rules of the SEC and U.S. securities exchanges for use by the Board when determining director independence.  These guidelines include the Company’s Policy for Approving Transactions with Related Parties and Insider Trading Policy.  The Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with us, including the potential for conflicts of interest, when determining director independence.

The nominating committee of our Board evaluates each incumbent director and all new director nominees based on applicable law, regulations and rules and makes a recommendation to the full Board as to the independence of directors and director nominees.  Our Board has determined that, of the seven current members of the Board who will continue to serve after the Annual Meeting, the following four directors have no disqualifying material relationships with us or our subsidiaries and are, therefore, independent: Messrs. Levy, Evans, Knowlton and Bedell.  In addition, in 2008 each of our Board’s remuneration, audit and nominating committees was comprised of directors who were independent under such definitions.  The guidelines referenced above, as well as other corporate governance initiatives adopted by us, are available to any shareholder free of charge upon request to our corporate secretary at our principal office set forth above.

Compensation of Directors and Executive Officers.

General

Our board of directors has established a remuneration committee.  The remuneration committee’s responsibilities include, among other things, determining our policy on remuneration to our (that is, FutureFuel Corp.’s) officers and directors and the executive officers and directors of FutureFuel Chemical Company.  Given that we were a start-up company and only consummated our acquisition of FutureFuel Chemical Company on October 31, 2006, we determined for 2006 not to pay salaries, bonuses or other forms of compensation to any of our executive officers who have been elected by the FutureFuel Chemical Company board of directors to an executive officer position with FutureFuel Chemical Company.  The FutureFuel Corp. board also determined not to pay any compensation to any member of its board of directors or to any member of the board of any subsidiary for the year 2006.  On January 16, 2008, our remuneration committee recommended that we pay each of our then directors $25,000 in compensation, and $25,000 to our past director William J. Doré.  The remuneration committee also recommended that we pay $100,000 in compensation to each of Paul A. Novelly and Paul G. Lorenzini for services provided in 2007 to our subsidiary, FutureFuel Chemical Company, and to reimburse an affiliate of Lee E. Mikles $100,000 for expenses incurred by such affiliate in 2007 in the course of Mr. Mikles performing services for us and our subsidiary, FutureFuel Chemical Company.  Our board approved such payments on January 22, 2008.  On December 11, 2008, our remuneration committee recommended that we pay each of our then directors $25,000 in compensation.  The remuneration committee also recommended that we pay $100,000 in compensation to Paul G. Lorenzini for services provided in 2008 to our subsidiary, FutureFuel Chemical Company, and to reimburse an affiliate of Paul A. Novelly and an affiliate of Lee E. Mikles $100,000 each for expenses incurred by such affiliates in 2008 in the course of Mr. Novelly and Mr. Mikles performing services for us and our subsidiary, FutureFuel Chemical Company.  Our board approved such payments on December 30, 2008.  No compensation for our directors or executive officers has been set at this time for the calendar year 2009.  Rather, our board believes it is more appropriate to set such compensation later in the year when 2009 results are capable of reasonable estimation.

We pay salaries, bonuses and other forms of compensation to the officers of FutureFuel Chemical Company as described below.  For purposes of the following discussion of executive compensation, the term “executive officers” includes executive officers of both FutureFuel Corp. and FutureFuel Chemical Company.  Only Paul A. Novelly, Lee E. Mikles, Paul G. Lorenzini and Douglas D. Hommert have been elected officers of FutureFuel Corp. by our board of directors.

Compensation Discussion and Analysis

We have not yet established a comprehensive executive compensation philosophy, nor have we determined definitively the material elements of the compensation of our executive officers.  The current elements of our compensation program include base salary, bonuses and certain retirement, insurance and other benefits generally available to all employees.  In addition, our board adopted an Omnibus Incentive Plan (the “Incentive Plan”) which was approved by our shareholders at our 2007 annual meeting on June 26, 2007.  The Incentive Plan provides equity-based compensation to our executive officers and our directors.

Cash Salaries and Bonuses

At this time, we have determined that we will pay $100,000 compensation to Mr. Lorenzini for services rendered by Mr. Lorenzini to our subsidiary, FutureFuel Chemical Company during 2008, and to reimburse an affiliate of Mr. Novelly and an affiliate of Mr. Mikles $100,000 each for expenses incurred by such affiliate in the course of Mr.

Novelly and Mr. Mikles performing services for us and our subsidiary, FutureFuel Chemical Company.  Such services included reviewing business operations and reducing operating costs.  The $100,000 was determined by Messrs. Novelly and Mikles as reasonable in relation to the services rendered, and was approved by our remuneration committee and our board.  No compensation will be paid to Mr. Hommert for 2008.  Our executive chairman, Mr. Novelly, also receives compensation from our affiliate, St. Albans Global Management, Limited Partnership, LLLP.  Our chief executive officer, Mr. Mikles, receives compensation, in addition to the amounts received from us, from existing business enterprises and investments, none of which are affiliated with us.  Our executive vice president, secretary and treasurer, Mr. Hommert, receives compensation from our affiliate, Apex Oil Company, Inc.  Except as described above, none of Messrs. Novelly, Mikles, Lorenzini or Hommert received any increase in their salary, bonus or other income to compensate them for their services to us.  As to our other executive officers, we continued their base salaries paid for 2007 with a modest percentage increase for 2008.  We expect that our remuneration committee will establish future salaries for our executive officers commensurate with those paid by companies comparable to us and to FutureFuel Chemical Company, as applicable.

For the year 2008, we established a bonus pool for the employees of our subsidiary, FutureFuel Chemical Company.  The total bonus target amount was determined at 10% of the estimated (as of December 15, 2008) after-tax earnings of FutureFuel Chemical Company for the year ended December 31, 2008, subject to certain adjustments.  We believe the 10% amount was reasonable and provides an incentive for such employees to continue implementing the business plan that we have installed at FutureFuel Chemical Company.  This bonus was paid in cash and shares of our common stock.  FutureFuel Chemical Company employees with over one year of service received approximately two weeks pay.  Employees with less than one year service received $250.  In addition, FutureFuel Chemical Company employees with over three years service received 100 shares of our common stock issued under the Incentive Plan.  The cash portion of such bonuses was paid on December 19, 2008.  The shares of stock were issued on December 3, 2008.  Salaried employees of FutureFuel Chemical Company received an additional bonus amount ranging from $0 to $40,000, with the larger bonuses going to FutureFuel Chemical Company’s executive officers as determined by FutureFuel Chemical Company’s board of directors.

We expect to establish an annual cash bonus program for fiscal years commencing after 2008 in an amount equal to 10% of after-tax earnings of FutureFuel Chemical Company, subject to certain adjustments, but solely on a discretionary basis.  In determining actual bonus payouts for such years, we expect that the remuneration committee will consider performance against Company performance goals to be established, as well as individual performance goals.  We expect that this annual cash bonus program will apply to certain key executives of FutureFuel Chemical Company in addition to the executives whose compensation is described herein.  The actual amount of bonuses, if any, will be determined near the end of our fiscal year.

Omnibus Incentive Plan

Our board of directors adopted the Incentive Plan, which was approved by our shareholders at our 2007 annual shareholder meeting on June 26, 2007.  The purpose of the Incentive Plan is to:

•
encourage ownership in us by key personnel whose long-term employment with or engagement by us or our subsidiaries (including FutureFuel Chemical Company) is considered essential to our continued progress and, thereby, encourage recipients to act in our shareholders’ interests and share in our success;

•	encourage such persons to remain in our employ or in the employ of our subsidiaries; and

•	provide incentives to persons who are not our employees to promote our success.

The Incentive Plan authorizes us to issue stock options (including incentive stock options and nonqualified stock options), stock awards and stock appreciation rights.  To date, options for 410,000 shares of stock and awards of 39,800 shares of stock have been made.  We will consider issuing additional stock options, stock awards and/or stock appreciation rights pursuant to the criteria set forth below.  However, no determinations have been made for 2009.

Eligible participants in the Incentive Plan include: (i) members of our board of directors and our executive officers; (ii) regular, active employees of us or of any of our subsidiaries; and (iii) persons engaged by us or by any of our subsidiaries to render services to us or our subsidiaries as an advisor or consultant.

Awards under the Incentive Plan are limited to shares of our common stock, which may be shares reacquired by us, including shares purchased in the open market, or authorized but un-issued shares.  Awards will be limited to 10% of the issued and outstanding shares of our common stock in the aggregate, or approximately 2,670,000 shares as of the date of adoption of the Incentive Plan.

The Incentive Plan will be administered by our board’s remuneration committee (the “Administrator”).  The Administrator may appoint agents to assist it in administering the Incentive Plan.  The Administrator may delegate to one or more individuals the day-to-day administration of the Incentive Plan and any of the functions assigned to the Administrator in the Incentive Plan.  Such delegation may be revoked at any time.  All decisions, determinations and interpretations by the Administrator regarding the Incentive Plan and the terms and conditions of any award granted thereunder will be final and binding on all participants.

The Incentive Plan became effective upon its approval by our shareholders on June 26, 2007 and continues in effect for a term of ten years thereafter unless amended and extended by us or unless earlier terminated.  The individuals and number of persons who may be selected to participate in the Incentive Plan in the future is at the discretion of the Administrator and, therefore, are not determinable at this time.  Likewise, the number of stock options, stock awards and stock appreciation rights that will be granted, or that would have been granted during the last completed fiscal year if the Incentive Plan had been in effect, to eligible participants pursuant to the Incentive Plan are not determinable at this time.

The Administrator may grant a stock option or provide for the grant of a stock option either from time to time in the discretion of the Administrator or automatically upon the occurrence of events specified by the Administrator, including the achievement of performance goals or the satisfaction of an event or condition within the control of the participant or within the control of others.  Each option agreement must contain provisions regarding: (i) the number of shares of common stock that may be issued upon exercise of the option; (ii) the type of option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the term of the option; (v) such terms and conditions on the vesting or exercisability of the option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the option and forfeiture provisions; and (vii) such further terms and condition not inconsistent with the plan as may be determined from time to time by the Administrator.  Unless otherwise specifically determined by the Administrator or otherwise set forth in the Incentive Plan, the vesting of an option will occur only while the participant is employed or rendering services to us or one of our subsidiaries, and all vesting will cease upon a participant’s termination of employment for any reason.

The Administrator may grant annual performance vested options.  Performance will be tied to annual cash flow targets (our consolidated income plus depreciation plus amortization) in amounts to be determined.  Annual performance vested options will vest 25% for each year that the annual cash flow target is achieved (with provisions for subsequent year catch-ups).

The Administrator may grant cumulative performance vested options.  Performance will be tied to cumulative cash flow in amounts to be determined for periods to be determined.

The Administrator may issue other options based upon the following performance criteria either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria.

Such options will vest and expire (including on a pro rata basis) on such terms as may be determined by the Administrator from time to time consistent with the terms of the Incentive Plan.

The Administrator may award our common stock to participants.  The grant, issuance, retention or vesting of each stock award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on financial performance, personal performance evaluations or completion of service by the participant.  Unless otherwise provided for by the Administrator, upon the participant’s termination of employment other than due to death or retirement, the unvested portions of the stock award and the shares of our common stock subject thereto will generally be forfeited.  Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to death or retirement, all outstanding stock awards will continue to vest provided certain conditions to be determined are met.  Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to his death, a portion of each outstanding stock award granted to such participant will immediately vest and all forfeiture provisions and repurchase rights will lapse as to a prorated number of shares of common stock determined by dividing the number of whole months since the grant date by the number of whole months between the grant date and the date that the stock award would have fully vested.

The Administrator may grant stock appreciation rights either alone or in conjunction with other awards.  The Administrator will determine the number of shares of common stock to be subject to each award of stock appreciation rights.  The award of stock appreciation rights will not be exercisable for at least six months after the date of grant except as the Administrator may otherwise determine in the event of death, disability, retirement or voluntary termination of employment of the participant.  Except as otherwise provided by the Administrator, the award of stock appreciation rights will not be exercisable unless the person exercising the award of stock appreciation rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for us or one of our subsidiaries.

In the event there is a change in control of the Company, as determined by our board, our board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on cash awards or stock awards; and (iii) provide for the cancellation of awards for a cash payment to the participant.

Retirement Benefits

We adopted a 401(k) plan for FutureFuel Chemical Company which is generally available to all of its employees.

Life Insurance and Other Employee Benefits

Our executive officers who are not officers of FutureFuel Corp. participate in employee welfare plans (life insurance, medical insurance, disability insurance, vacation pay and the like) maintained by FutureFuel Chemical Company for all of its employees.  We do not provide life insurance or other employee benefits for our executive officers who have been elected to officer positions with both FutureFuel Corp. and FutureFuel Chemical Company.

The Remuneration Committee

Our remuneration committee currently consists of Mr. Bedell, Mr. Knowlton and Mr. Levy.  Each of these individuals is an “independent director” under the rules of the New York Stock Exchange, a “Non-Employee Director” within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of §162(m) of the Internal Revenue Code of 1986, as amended.

Summary Compensation Table

Our executive officers were paid the following compensation for the three-year period ended December 31, 2008.

Summary Compensation Table

Person	Year	Salary	Bonus (e)	Stock Awards (d)	Option Awards (g)	All Other Compensation (b)	Total
Paul A. Novelly(c) Executive chairman FutureFuel Corp.	2008 2007 2006	$ 0 $ 0 $ 0	$ 0 $ 100,000 $ 0	$ 0 $ 0 $ 0	$ 175,000 $ 0 $ 0	$ 25,000 $ 25,000 $ 0	$ 200,000 $ 125,000 $ 0
Lee E. Mikles(c) Chief executive officer FutureFuel Corp.	2008 2007 2006	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 25,250 $ 0 $ 0	$ 25,000 $ 25,000 $ 0	$ 50,250 $ 25,000 $ 0
Paul G. Lorenzini(c) Chief operating officer FutureFuel Corp.	2008 2007 2006	$ 0 $ 0 n/a	$ 100,000 $ 100,000 n/a	$ 0 $ 0 n/a	$ 211,500 $ 0 n/a	$ 25,000 $ 25,000 n/a	$ 336,500 $ 125,000 n/a
Douglas D. Hommert(c) Executive vice president, secretary and treasurer, FutureFuel Corp.	2008 2007 2006	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Benjamin Ladd(a) Chief financial officer, FutureFuel Chemical Company	2008 2007 2006	$ 163,943 $ 147,117 $ 23,750	$ 74,788 $ 27,885 $ 40,000	$ 525 $ 0 $ 0	$ 23,900 $ 0 $ 0	$ 11,586 $ 99,547 $ 0	$ 274,742 $ 274,549 $ 63,750
David Baker(a) Vice president - operations support, FutureFuel Chemical Company	2008 2007 2006	$ 170,957 $ 170,005 $ 140,618	$ 75,173 $ 28,270 $ 64,044	$ 525 $ 0 $ 0	$ 0 $ 0 $ 0	$ 14,266 $ 24,634 $ 28,389	$ 260,921 $ 222,909 $ 233,051
Gary Hess(a) Vice president - sales and marketing, FutureFuel Chemical Company	2008 2007 2006	$ 170,623 $ 170,000 $ 125,984	$ 75,173 $ 18,268 $ 41,500	$ 525 $ 0 $ 0	$ 20,250 $ 0 $ 0	$ 14,633 $ 11,359 $ 20,531	$ 281,203 $ 199,628 $ 188,015
Samuel Dortch(a)(f) Vice president, operations, FutureFuel Chemical Company	2008 2007 2006	$ 176,298 $ 145,000 n/a	$ 74,692 $ 27,788 n/a	$ 525 $ 0 n/a	$ 0 $ 0 n/a	$ 20,381 $ 9,689 n/a	$ 271,896 $ 182,477 n/a
__________

(a)
Executive officers of FutureFuel Chemical Company for the years indicated.  Prior to November 1, 2006, Messrs. Powell, Baker, Hess and Dortch were employed by Eastman Chemical Company.  Prior to November 1, 2006, Mr. Ladd was employed by St. Albans Global Management, Limited Partnership, LLLP, an affiliate of Mr. Novelly.  For 2006, the table includes both amounts paid by FutureFuel Chemical Company as well as by Eastman Chemical Company, if applicable.

(b)
For Messrs. Novelly, Mikles and Lorenzini, includes $25,000 in directors fees for 2008 and 2007 as described below.  Includes our contributions (including accrued contributions) to vested and unvested defined contribution plans and the dollar value of any insurance premiums paid by, or on behalf of, us during or for the covered fiscal year with respect to life and disability insurance for the benefit of the named person.  2006 also includes the following payments by Eastman Chemical Company to or for the benefit of the named individual: special pay makeup, employee recognition, personal umbrella, non-qualified stock options to purchase stock of Eastman Chemical Company, pay-in-lieu of vacation, stock awards to purchase stock of Eastman Chemical Company, and lump sum payment.  2007 includes a separation allowance of $55,769 and vacation cash-out of $7,212 for Mr. Powell, a relocation allowance of $13,077 for Mr. Baker, and nondeductible moving expenses (grossed up) of $78,746 and deductible moving expenses (not grossed up) of $11,123 for Mr. Ladd.  2008 includes $6,003 of moving expenses for Mr. Dortch, exclusive of $14,686 in deductible moving expenses paid directly to movers.  The above amounts do not include travel expenses reimbursed pursuant to company policy.

(c)
Our executive officers for the years indicated.  For the year 2006, we did not pay Messrs. Novelly, Mikles or Hommert any form of compensation.  See the discussion above.  However, we did reimburse them for certain ordinary and necessary business expenses that they incurred in connection with our business.  We reimbursed an affiliate of Mr. Mikles $100,000 in 2008 and 2007 as set forth above for expenses incurred by such affiliate in 2008 and 2007 in connection with Mr. Mikles performing services for us and FutureFuel Chemical Company in 2008 and 2007.  We reimbursed an affiliate of Mr. Novelly $100,000 in 2008 as set forth above for expenses incurred by such affiliate in 2008 in connection with Mr. Novelly performing services for us and FutureFuel Chemical Company in 2008.

(d)	Calculated at the number of shares awarded multiplied by the average between the high and low trade prices of shares of our common stock on the OTCBB on the date of the award.

(e)	2007 amounts were earned in 2007 but paid in 2008.

(f)	Mr. Dortch did not become an officer of FutureFuel Chemical Company until 2007.

(g)	Calculated at the number of options exercised multiplied by the average between the high and low trade prices of shares of our common stock on the OTCBB on the date of the exercise.

None of the above-named persons is a party to an employment agreement or employment arrangement with us or with FutureFuel Chemical Company.

Grants of Plan-Based Awards

We adopted the Incentive Plan but did not make any awards thereunder until 2008.  In April 2008, we granted a total of 55,000 stock options to selected members of our management.  An additional 5,000 management options were issued in September 2008.  The options awarded in April 2008 had an exercise price equal to the average of the bid and ask price of our common stock on the date of grant as established in private sales, which our board of directors determined to be the fair market value of such stock on that date.  The management options awarded in September 2008 had an exercise price equal to the closing price of our common stock on the date of grant as quoted on the OTCBB.  Originally, one-third of the management options granted in April 2008 vested on each of the annual anniversary dates of the grant.  Our compensation committee determined that it was in our best interests if those options were to vest immediately.  Accordingly, those management options were amended in September 2008 to provide for immediate vesting.  The management options issued in September 2008 vested immediately upon grant.  The management options awarded in April 2008 expire on April 7, 2013.  The management options awarded in September 2008 expire on September 30, 2013.  On December 3, 2008, we awarded an aggregate of 39,800 shares of our common stock to employees of FutureFuel Chemical Company.  These shares vested upon grant.

The following tables set forth certain information regarding the awards to our executive officers and certain officers of FutureFuel Chemical Company of options and shares of our common stock under the Incentive Plan.

Grants of Plan-Based Awards

		Estimated Future Payout Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Paul A. Novelly Executive chairman FutureFuel Corp.	04/07/08 12/10/08	100,000 100,000	100,000 100,000	100,000 100,000	0	0	$4.00 $5.65	$4.00 $5.65
Lee E. Mikles Chief executive officer FutureFuel Corp.	04/07/08	10,000	10,000	10,000	0	0	$4.00	$4.00
Paul G. Lorenzini Chief operating officer FutureFuel Corp.	04/07/08	100,000	100,000	100,000	0	0	$4.00	$4.00
Douglas D. Hommert Executive vice president, secretary and treasurer, and principal financial officer, FutureFuel Corp.	n/a	n/a	n/a	n/a	0	0	n/a	n/a
Benjamin Ladd Chief financial officer, FutureFuel Chemical Company	04/07/08 12/03/08	10,000 100	10,000 100	10,000 100	0	0	$4.00 n/a	$4.00 $5.65
David Baker Vice president - operations support, FutureFuel Chemical Company	04/0708 12/03/08	10,000 100	10,000 100	10,000 100	0	0	$4.00 n/a	$4.00 $5.65
Gary Hess Vice president - sales and marketing, FutureFuel Chemical Company	04/07/08 12/03/08	10,000 100	10,000 100	10,000 100	0	0	$4.00 n/a	$4.00 $5.65
Samuel Dortch Vice president, operations, FutureFuel Chemical Company	04/07/08 12/03/08	10,000 100	10,000 100	10,000 100	0	0	$4.00 n/a	$4.00 $5.65

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (3) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul A. Novelly	0	0	0	n/a	n/a	n/a	n/a	n/a	n/a
Lee E. Mikles	0	0	0	n/a	n/a	n/a	n/a	n/a	n/a
Paul G. Lorenzini	0	0	0	n/a	n/a	n/a	n/a	n/a	n/a
Douglas D. Hommert	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Benjamin Ladd	0	0	0	n/a	n/a	0	0	0	0
David Baker	10,000	0	0	$4.00	04/07/13	0	0	0	0
Gary Hess	0	0	0	n/a	n/a	0	0	0	0
Sam Dortch	10,000	0	0	$4.00	04/07/13	0	0	0	0

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
Paul A. Novelly	100,000	$175,000	n/a	n/a
Lee E. Mikles	10,000	$25,000	n/a	n/a
Paul G. Lorenzini	100,000	$212,000	n/a	n/a
Douglas D. Hommert	n/a	n/a	n/a	n/a
Benjamin Ladd	10,000	$23,900	100	$565
David Baker	n/a	n/a	100	$565
Gary Hess	10,000	$20,300	100	$565
Sam Dortch	n/a	n/a	100	$565
__________

(a)
Calculated as the number of options exercised multiplied by the average between the high and low trade price of our common stock as quoted on the OTCBB on the exercise date, minus the option exercise price.

(b)	Calculated as the number of shares of our common stock awarded multiplied by the average between the high and low trade price of our common stock as quoted on the OTCBB on the award date.

Compensation of Directors

We have determined to pay to each of our directors $25,000 for services provided as director in 2008.  The $25,000 was determined by Mr. Novelly as a reasonable amount and was recommended to the remuneration committee and our board, who approved such payments.  No directors fees have been determined for 2009 or thereafter, but rather will be set towards the end of our fiscal year.

We adopted the Incentive Plan but did not make any awards thereunder until 2008.  In April 2008, we granted a total of 250,000 stock options to members of our board of directors.  An additional 100,000 director options were granted on December 10, 2008.  The options awarded in April 2008 had an exercise price equal to the average of the bid and ask price of our common stock on the date of grant as established in private sales, which our board of directors determined to be the fair market value of such stock on that date.  The director options awarded in December 2008 had an exercise price equal to the closing price of our common stock on the date of grant as quoted on the OTCBB.  The director options vested immediately upon grant.  The director options awarded in April 2008 expire on April 7, 2013.  The director options awarded in December 2008 expire on December 10, 2013.

The following is the compensation our directors earned for 2008.

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards (a)	Non- Equity Incentive Plan Compensa- tion	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings	All Other Compensa- tion	Total
Paul A. Novelly	$25,000	$0	$341,450	$0	$0	$0	$366,450
Lee E. Mikles	$25,000	$0	$12,797	$0	$0	$0	$37,797
Edwin A. Levy	$25,000	$0	$12,797	$0	$0	$0	$37,797
Thomas R. Evans	$25,000	$0	$12,797	$0	$0	$0	$37,797
Richard L. Knowlton	$25,000	$0	$12,797	$0	$0	$0	$37,797
Paul G. Lorenzini	$25,000	$0	$127,967	$0	$0	$0	$152,967
William J. Doré	$25,000	$0	$0	$0	$0	$0	$0
__________

(a)
The amounts reported represent the grant date fair value of options vested in 2008 and recognized as expense in our financial statements in 2008, measured in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Shares Based Payments.

Messrs. Novelly, Mikles and Lorenzini also received compensation as executive officers.  See the discussion above.

Compensation Committee Interlocks and Insider Participation.

The members of our remuneration committee between January 1, 2008 and April 25, 2008 were Mr. Levy, Mr. Knowlton and Mr. Lorenzini and the committee was chaired by Mr. Levy.  The members of our remuneration committee between April 25, 2008 and December 31, 2008 were Mr. Bedell, Mr. Knowlton and Mr. Levy and the committee was chaired by Mr. Bedell.  None of such individuals other than Mr. Lorenzini are or have been an officer or employee of the Company.  On April 21, 2008, Mr. Lorenzini became our chief operating officer.  Prior to that time Mr. Lorenzini was neither an officer nor an employee of the Company.

Mr. Novelly, our executive chairman of the board, and Mr. Mikles, our chief executive officer and one of our directors, are both directors of Boss Holdings, Inc.  Mr. Novelly is a member of Boss Holdings, Inc.’s compensation committee and Mr. Mikles is a member of its audit committee.  Mr. Novelly, Mr. Levy (one of our directors and a member of our remuneration committee), and Mr. Bedell (one of our directors and a member of our remuneration committee) are directors of World Point Terminal Inc.; World Point Terminal Inc. does not have a separate compensation committee.

Compensation Committee Report.

The remuneration committee of our board has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management.  Based on this review and discussions, the remuneration committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Donald C. Bedell, Richard L. Knowlton and Edwin A. Levy

Transactions with Related Persons.

Sales of Products

From time to time, FutureFuel Chemical Company may sell to Apex Oil Company, Inc. and/or its affiliates biodiesel produced by FutureFuel Chemical Company, and Apex Oil Company, Inc. and/or its affiliates may sell to FutureFuel Chemical Company diesel fuel, gasoline and other petroleum products and natural gas for use in FutureFuel Chemical Company’s business.  Such sales will be at then posted prices for comparable products plus or minus applicable geographical differentials.

Lease of Centrifuge

FutureFuel Chemical Company has executed an agreement with South Riding Point Holding, Ltd. to lease a centrifuge for a four-month term at a lease rate of $750 per day.  This lease will commence upon delivery and installation of the centrifuge, which is expected to occur in May 2009.  South Riding Point Holding, Ltd. is a wholly-owned subsidiary of World Point Terminals Inc., an affiliate of Mr. Novelly.

Review, Approval or Ratification of Transactions with Related Persons.

Any transaction in which we (or one of our subsidiaries) are a participant, the amount involved exceeds the lesser of $120,000 or 5% of our net income, total assets or total capital, and in which any party related to us has or will have a direct or indirect material interest must be approved by a majority of the disinterested members of our Board as fair to us and our shareholders.  This policy was adopted by our Board on January 8, 2007 and can be found at our internet website at http://ir.futurefuelcorporation.com/governance.cfm.  A copy will also be provided free of charge pursuant to written request to our corporate secretary.

In addition, we adopted a Code of Ethics and Business Conduct which sets forth legal and ethical standards of conduct for our directors, officers and employees and the directors, officers and employees of our subsidiaries, including FutureFuel Chemical Company.  This Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of this Code to appropriate persons identified in this Code; and (v) accountability for adherence to this Code.  This Code was adopted by our Board on November 30, 2005, is in writing and can be found through the “Investor Relations - Corporate Governance” section of our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  A copy also will be provided free of charge pursuant to written request to our corporate secretary.

Each of the transactions described above (under the caption “Transactions with Related Persons”) was undertaken in compliance with our Code of Ethics and Business Conduct and approved by a majority of the disinterested members of our Board.

Shareholder Communications.

Any shareholder who wishes to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board (Attention: Name of Director(s), if appropriate), Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.  Any proper communication received will be processed by our corporate secretary as agent for the Board.  A copy of the communication will be promptly forwarded to each member of the Board or, if appropriate, to the member(s) of the Board named in the communication.  The original shareholder communication will be maintained on file in our corporate secretary’s office and made readily available to any director who should wish to review it.

Shareholder Proposals for the Next Annual Meeting.

Any shareholder desiring to make a proposal to be acted upon at the 2010 Annual Meeting of our shareholders must present such proposal to us at our principal office set forth above by January 15, 2010 for the proposal to be considered for inclusion in our proxy statement for that Annual Meeting.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a shareholder, our bylaws provide that the shareholder must have given timely notice thereof in proper written form to our corporate secretary.  To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal office not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  To be in proper written form, a shareholder’s notice to our corporate secretary must set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable SEC proxy rules and the policies of the nominating committee of our Board, particularly appendices A, B and C of the Nominating Committee Charter.  A copy of our Nominating Committee Charter may be found on our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  In addition, a copy may be obtained free of charge through a written request to us at our principal office set forth above, attention corporate secretary.

Financial Information - Annual Report.

Our Annual Report for the year ended December 31, 2008 is included herewith.  We will provide without charge additional copies of our Annual Report upon written request.  Requests and related inquiries should be directed to Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.

Other Business.

The Board knows of no other matter to come before the Annual Meeting.  However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying shareholder proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Secretary
May 29 2009

FUTUREFUEL CORP.

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - Paul A. Novelly	☐	☐
02 - Paul G. Lorenzini	☐	☐
03 - Richard L. Knowlton	☐	☐

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<STOCK#> 012G8C

TO THE SHAREHOLDERS OF FUTUREFUEL CORP.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FUTUREFUEL CORP.

Proxy — FUTUREFUEL CORP.

Notice of 2009 Annual Meeting of Shareholders

8235 Forsyth Blvd., 4th Floor
Clayton, Missouri 63105

Proxy Solicited by Board of Directors for Annual Meeting — June 30, 2009

Each of Stacy Malloy and Christopher Schmitt is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of FutureFuel Corp. to be held on June 30, 2009 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)